Exhibit 32

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Thomas A. Borner, Chief Executive Officer and Robert J. Halloran, Jr., President and Treasurer of PSB Holdings, Inc. (the “Company”) each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-K for the fiscal year ended June 30, 2009 and that to the best of their knowledge:

1.	the report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas A. Borner
Date: September 25, 2009	Thomas A. Borner
President and Chief Executive Officer

/s/ Robert J. Halloran, Jr.
Date: September 25, 2009	Robert J. Halloran, Jr.
President and Treasurer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to PSB Holdings, Inc. and will be retained by PSB Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.